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                                                                     EXHIBIT 23




                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-75468 and No. 33-75474) and the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-95898, No. 33-94596 and No. 333-8455) of Danka Business Systems PLC of our report dated September 17, 1996 relating to the combined financial statements of the Office Imaging Sales and Services Business, appearing on page F-7 of the Proxy Statement of Danka Business Systems PLC dated November 7, 1996.



/s/ Price Waterhouse LLP


Price Waterhouse LLP
Rochester, New York
December 23, 1996